CONSENT OF CROUCH, BIERWOLF & CHISHOLM INDEPENDENT AUDITORS


We hereby consent to the use of our report dated February 18, 2000, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Worldwide Wireless Networks, Inc. (formerly Pacific Link Internet, Inc.) for the fiscal years ended December 31, 1999 and 1998.

                                   Crouch, Bierwolf & Chisholm


                           By: /s/ Todd D. Chisholm
                                   ----------------
                                   Todd D. Chisholm

Salt Lake City, Utah
March 16, 2001